UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2026

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BXMT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and 6.250% Senior Secured Notes due 2031

On May 19, 2026, Blackstone Mortgage Trust, Inc. (the “Company”) completed its previously announced offering of $450,000,000 aggregate principal amount of its 6.250% Senior Secured Notes due 2031 (the “Notes”) under an indenture, dated as of May 19, 2026 (the “Indenture”), among the Company, certain wholly owned guarantor subsidiaries of the Company party thereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent (the “Trustee”). The Notes were issued in a private offering to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes and related guarantees are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

The Company intends to use the net proceeds of the offering for general corporate purposes, including paying down existing secured indebtedness.

The Notes bear interest at a rate of 6.250% per year, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2026. The Notes will mature on June 1, 2031, unless earlier redeemed.

The following is a brief description of the terms of the Notes and the Indenture.

Optional Redemption

The Company may redeem the Notes at any time, in whole or in part, prior to their maturity. The redemption price for the Notes that are redeemed before March 1, 2031 will be equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, and accrued and unpaid interest, if any, to but not including, the applicable date of redemption. The redemption price for the Notes that are redeemed on or after March 1, 2031 is equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed, if any, to but not including the applicable date of redemption.

In addition, at any time before December 1, 2027, the Company may at its option redeem the Notes in an aggregate principal amount not to exceed (i) 40% of the aggregate principal amount of the Notes issued under the Indenture and (ii) the aggregate amount of the proceeds of certain equity offerings at a redemption price of 106.250%, plus accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption.

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, the Company will be required (unless the Company has exercised its right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (as defined in the Indenture).

Guarantees

The Notes will be fully and unconditionally guaranteed on an unsubordinated secured basis by each wholly owned subsidiary of the Company that is a domestic subsidiary or that guarantees or becomes a borrower under any other First Lien Obligations (as defined in the Indenture) and after a Collateral Fall-Away Event (as defined in the Indenture), certain capital markets indebtedness and other indebtedness of the Company and its subsidiaries, subject to certain customary exceptions.

Ranking

The Notes and the guarantees are senior secured obligations of the Company and the Guarantors and rank:

•

pari passu in right of payment with all of the Company’s and Guarantors’ existing and future unsubordinated indebtedness, including First Lien Obligations, indebtedness under the Term Loan Credit Agreement and the Company’s 3.750% Senior Secured Notes due 2027 and 7.750% Senior Secured Notes due 2029;

•	senior in right of payment to any of the Company’s and Guarantors’ future subordinated indebtedness and subordinated guarantees;

•

prior to a Collateral Fall-Away Event, effectively senior to all of the Company’s and Guarantors’ existing and future indebtedness that is unsecured or that is secured by a junior lien, in each case to the extent of the value of the Collateral (as defined in the Indenture); and

•

effectively subordinated in right of payment to all of the Company’s and Guarantors’ existing and future indebtedness, guarantees and other liabilities (including trade payables) that are secured by Liens (as defined in the Indenture) on assets that do not constitute a part of the Collateral to the extent of the value of such assets securing such indebtedness.

In addition, the Notes rank structurally subordinated to all existing and future indebtedness and other liabilities of any of the Company’s existing and future subsidiaries that do not guarantee the Notes.

Security

Pursuant to a pledge and security agreement, dated as of May 19, 2026 (the “Pledge and Security Agreement”), among the Company, the Guarantors and the Trustee, in its capacity as notes collateral agent, the Notes are secured on a first-priority basis by substantially all of the assets of the Company and the Guarantors to the extent such assets are subject to a lien securing the obligations under the Term Loan Credit Agreement or any other First Lien Obligations, subject to liens not prohibited under the Indenture or the agreement governing the Term Loan Credit Agreement. Upon the occurrence of a Collateral Fall-Away Event, the Notes and the guarantees will become unsecured. The assets securing the Notes and the Company’s obligations under the Term Loan Credit Agreement are also subject to a first lien intercreditor agreement, dated as of October 5, 2021 (the “Intercreditor Agreement”), among the Company, JPMorgan Chase Bank, N.A., as agent under the Term Loan Credit Agreement, and the Trustee, in its capacity as trustee and notes collateral agent and the joinder to the Intercreditor Agreement, dated as of May 19, 2026 (the “Intercreditor Agreement Joinder”), among the Company, the grantors and the other parties thereto.

Covenants

The Indenture contains covenants that, subject to a number of exceptions and adjustments, among other things:

•	limit the ability of the Company and its subsidiaries to incur additional indebtedness and secured indebtedness;

•

require that the Company maintains (i) prior to a Collateral Fall-Away Event, a Total Debt to Total Assets Ratio (as defined in the Indenture) of not greater than 83.333% and (ii) from and after a Collateral Fall-Away Event, a Total Unencumbered Assets to Total Unsecured Indebtedness Ratio (as defined in the Indenture) of not less than 1.20 to 1.00; and

•	impose certain requirements in order for the Company to merge or consolidate with or transfer all or substantially all of its respective assets to another person.

Events of Default

The Indenture also provides for Events of Default (as defined in the Indenture) which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The foregoing summary description of certain terms of the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 (which includes the form of 6.250% Senior Secured Notes due 2031 filed as Exhibit 4.2), each of which is incorporated herein by reference. In addition, copies of the Pledge and Security Agreement, the Intercreditor Agreement and Intercreditor Agreement Joinder are attached hereto as Exhibits 4.3, 4.4 and 4.5, respectively, each of which is also incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated May 19, 2026, among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

4.2	Form of 6.250% Senior Secured Notes due 2031 (included as Exhibit A to Exhibit 4.1).

4.3	Pledge and Security Agreement, dated as of May 19, 2026, by and among Blackstone Mortgage Trust, Inc., the other grantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as collateral agent.

4.4	First Lien Intercreditor Agreement, dated as of October 5, 2021, by and among Blackstone Mortgage Trust, Inc., JPMorgan Chase Bank, N.A., as agent under the Term Loan Credit Agreement, and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed on October 5, 2021).

4.5	Joinder No. 2 to First Lien Intercreditor Agreement, dated as of May 19, 2026, by and among Blackstone Mortgage Trust, Inc., the grantors party thereto and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.
Date: May 19, 2026

	By:	/s/ Marcin Urbaszek
	Name:	Marcin Urbaszek
	Title:	Chief Financial Officer